Exhibit 10.252

After recording return to:

Richard Gaalema

Kitchens Kelley Gaynes, P.C.

3495 Piedmont Road

Building 11, Suite 900

Atlanta, Georgia 30305

8943.386

ASSIGNMENT OF LEASES AND RENTS

                                                THIS ASSIGNMENT OF LEASES AND RENTS (hereinafter referred to as this “Assignment”) made and entered into this 31st day of December, 2012, by and between SUMTER VALLEY PROPERTY HOLDINGS, LLC, a South Carolina limited liability company, having a mailing address of 1761 Pinewood Road, Sumter, South Carolina 29154 (hereinafter called “Borrower”), and METRO CITY BANK, having a mailing address of 5441 Buford Highway, Suite 109, Doraville, Georgia 30340 (hereinafter called “Lender”).

W I T N E S S E T H:

                                                That for and in consideration of the sum of Ten and no/100 Dollars ($10.00) and other valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and in order to secure the indebtedness and other obligations of Borrower, hereinafter set forth, Borrower does hereby grant, transfer and assign to Lender and the successors and assigns of Lender all of the right, title and interest of Borrower in, to and under any lease agreements respecting property described on Exhibit “A” attached hereto and made a part hereof (the “Property”), including any and all extensions, renewals and modifications thereof and guarantees of the performance or obligations of any “Tenant” thereunder now or hereafter entered into, together with any other leases on the Property now or hereafter entered into (hereinafter referred to as the “Leases”), TOGETHER WITH all of the interest of Borrower in and to all rents, issues and profits from the Leases and from the Property.

                                                This Assignment is made for the purpose of securing the following described indebtedness (hereinafter sometimes referred to collectively as the “Indebtedness”):

(a)                                 the debt evidenced by that certain Note (hereinafter referred to as the “Note” and to which Note reference is hereby made for all purposes) dated of even date herewith, made by Borrower to the order of Lender in the principal amount of SIX MILLION NINE HUNDRED FIFTY THOUSAND AND 00/100ths DOLLARS ($4,800,000.00) with the final payment being due on February 1, 2014, together with any and all renewals and/or extensions of the indebtedness evidenced by the Note;

(b)                                 any and all indebtedness secured by that certain Mortgage (hereinafter referred to as the “Security Instrument” and to which Security Instrument reference is hereby made for all purposes) dated of even date herewith, made by Borrower in favor of Lender, conveying the Property to secure the indebtedness evidenced by the Note (the Note, Security Instrument and any other document executed in connection therewith being hereinafter sometimes collectively referred to as the “Loan Documents”);

(c)                                  any and all advances made by Lender to protect or preserve the security created by this Assignment, or to protect or preserve the Property or the “Premises” (as that term is defined in the Security Instrument) or the lien of the security instrument on said “Premises”, or for taxes or insurance premiums as provided in the Security Instrument; and

(d)                                 the performance and discharge of each obligation, covenant and agreement of Borrower contained herein, in the Note or in the Security Instrument.

                                                Borrower and Lender agree that (i) an extension or extensions may be made of the time of payment of all or any part of the indebtedness evidenced by the Note or of any other indebtedness secured by this Assignment or by the Security Instrument; (ii) the terms of the Note, the Security Instrument and this Assignment may be modified; and (iii) additional security may be given by Borrower; all without altering or affecting the security created by this Assignment in favor of any junior encumbrancer, grantee, purchaser or other person, or any person acquiring or holding an interest in the Leases of the Property or any portion thereof and without altering or releasing the obligation of Borrower or any guarantors under the Note, the Security Instrument or this Assignment.

                                                Should the indebtedness secured by this Assignment be paid in full, then this Assignment shall be cancelled and surrendered as hereinafter provided.

                                                Borrower and Lender hereby further covenant and agree as follows, in addition to and not in substitution for or derogation of any other covenants contained in the Security Instrument or other instruments concerning the indebtedness secured hereby or by the Security Instrument:

ARTICLE I

                                                1.01                        Warranties of Borrower.  Borrower hereby warrants unto Lender that:

(a)                                 Borrower has made no assignment other than this Assignment of any of the rights of Borrower under the Leases;

(b)                                 Borrower has neither done any act nor omitted to do any act which might prevent Lender from, or limit Lender in, acting under any of the provisions of this Assignment;

(c)                                  Borrower has not accepted payment of rental under the Leases for more than one (1) month in advance of the due date thereof;

(d)                                 So far as is known to Borrower, there is no default by any “Tenant” under the terms of the Leases;

(e)                                  Borrower is not prohibited under any agreement with any other person or any judgment or decree from (i) the execution and delivery of either this Assignment or the Leases; (ii) the performance of each and every covenant of Borrower under either this Assignment or the Leases; or (iii) the meeting of each and every condition contained in this Assignment;

(f)                                   no action has been brought or, so far as is known to Borrower, is threatened, which in anywise would interfere with the right of Borrower to execute this Assignment and perform all of Borrower’s obligations contained in this Assignment and in the Leases; and

(g)                                  the Leases are in full force and effect and has not been modified or amended unless as expressly set forth herein.

                                                1.02                        Covenants of Borrower.  Borrower hereby covenants with Lender that:

(a)                                 Borrower will (i) fulfill, perform and observe each and every condition and covenant of Borrower contained in the Leases; (ii) give prompt notice to Lender of any claim of default under the Leases either given by the “Tenant” under the Leases to Borrower or given by Borrower to the “Tenant” under the Leases, together with a complete copy of any such claim; (iii) at no cost or expense to Lender, enforce, short of termination, the performance and observance of each and every covenant and condition of the Leases to be performed or observed by the “Tenant” thereunder; and (iv) appear in and defend any action growing out of, or in any matter connected with, the Leases or the obligations or liabilities of Borrower as the “Landlord” thereunder or of the “Tenant” or any guarantor thereunder;

(b)                                 Borrower will not, without the prior written consent of Lender, either (i) modify any material term of the Leases; (ii) terminate the term or accept the surrender of the Leases; (iii) waive, or release the “Tenant” from, the performance or observance by the “Tenant” of any material obligation or condition of the Leases; (iv) permit the prepayment of any rents under the Leases for more than one (1) month prior to the accrual thereof; or (v) give any consent to any assignment or sublease by the “Tenant” under the Leases except for Concessionaire Leases by tenant or Borrower as landlord;

(c)                                  Borrower shall take no action which shall cause or permit the estate of the “Tenant” under the Leases to merge with the reversionary interest of Borrower in the Property or any portion thereof; and

(d)                                 Lender shall not be obligated to perform or discharge any obligation of Borrower under the Leases, and Borrower agrees to, and does hereby indemnify and hold Lender harmless against any and all liability, loss or damage which Lender may incur under any of the Leases or under or by reason of this Assignment, and from all claims and demands whatsoever which may be asserted against Lender by reason of an act of Lender under this Assignment.

                                                1.03                        Covenants of Lender.  By acceptance of delivery of this Assignment, Lender covenants with Borrower that so long as there shall exist no Event of Default, as defined, in Paragraph 2.01 hereinbelow, on the part of Borrower, Borrower shall have the right to collect, but not more than one (1) month prior to accrual, all rents, issues and profits from the Property (including, but not by way of limitation, all rent payments under any of the Leases) and to retain, use and enjoy the same.

ARTICLE II

                                                2.01                        Event of Default.  The term “Event of Default”, wherever used in this Assignment, shall mean any one or more of the following events:

(a)                                 the occurrence of any “default” or “event of default” as defined in the Note or the Security Instrument.

(b)                                 the failure by Borrower to duly observe any covenant, condition or agreement of this Assignment, or the breach of any warranty by Borrower contained in this Assignment.

                                                2.02                        Remedies.  Upon the occurrence of any Event of Default, in addition to any and all other rights and remedies available to Lender under the Note and the Security Instrument, and not in substitution therefor or in derogation thereof, and without any notice to Borrower, Lender may (i) proceed to enter upon, take possession of and operate the Property, including the collection of rent without becoming a mortgagee in possession; (ii) proceed to perform any and all obligations of Borrower under the Leases and exercise any and all rights of Borrower therein contained as fully as Borrower itself could, all without regard to the adequacy of security for the indebtedness hereby secured and with or without the bringing of any legal action or the causing of any receiver to be appointed by any court or other judicial authority; (iii) notify Tenant to make payments of rent to Lender; (iv) make, enforce, modify and accept the surrender of the Leases or evict the “Tenant” under the Leases; (v) fix or modify rent; (vi) apply for appointment of a receiver of the rents and profits of the premises without notice, and shall be entitled to the appointment of such a receiver as a matter of right, without consideration of the value of the property or the solvency of any party liable for the indebtedness; and (vii) do all of the acts which Lender may deem necessary or proper to protect the security created by this Assignment.  If an Event of Default shall have occurred and be continuing, Borrower does hereby specifically authorize Lender, in the name of Borrower or in the name of Lender, to sue for or otherwise collect and receive all rents, issues and profits from the Property, including those past due and unpaid, and apply such as required or permitted by the Security Instrument.  Entry upon and taking possession of the Property and the collection of the rents, issues and profits of the Property and the application thereof, as aforesaid, shall not operate to waive any default or prohibit the taking of any action by Lender under the Note, the Security Instrument, this Assignment or other related loan documents or at law or in equity to enforce payment of the indebtedness secured hereby or by the Security Instrument or to realize on any other security.

ARTICLE III

                                                3.01                        Successors and Assigns.  This Assignment shall inure to the benefit of and be binding upon Borrower and Lender and their respective heirs, executors, legal representatives, successors and assigns.  Whenever a reference is made in this Assignment to Borrower or Lender such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors and assigns of Borrower or Lender.

                                                3.02                        Terminology.  All personal pronouns used in this Assignment whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa.  Titles and Articles are for convenience only and neither limit nor amplify the provisions of this Assignment itself.

                                                3.03                        Severability.  If any provision of this Assignment or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Assignment and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

                                                3.04                        Applicable Law.  This Assignment shall be interpreted, construed and enforced according to the laws of the state in which the Property is situated.

                                                3.05                        Reassignment.  Lender shall have the right to reassign its interests hereunder without the consent of Borrower.

                                                IN WITNESS WHEREOF, Borrower has executed this Assignment under seal, as of the day and year first above written.

WITNESSES:	SUMTER VALLEY PROPERTY HOLDINGS, LLC, a Georgia limited liability company

/s/ Gregory Youra	By:	/s/ Boyd P. Gentry	(SEAL)
Boyd P. Gentry, Manager
/s/ [Illegible]

STATE OF GEORGIA

COUNTY OF FULTON

I, Ellen W. Smith, Notary Public for Georgia do hereby certify that Boyd P. Gentry as Manager of Sumter Valley Property Holdings, LLC, personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

Witness my hand and seal this the 26th day of December, 2012.

/s/ Ellen W. Smith
NOTARY PUBLIC FOR GEORGIA

(Official/Notarial Seal)	My Commission Expires:	Jan. 30, 2016